EXHIBIT 10.10

MAXIMUM CREDIT GUARANTY

Obligee:  Agricultural Bank of China (Chongwen Subbranch, Beijing)

Debtor:  Duoyuan Digital Printing Technology Industry (China) Co., Ltd.

Obligor:  Hunan Duoyuan Printing Machinery Co. Ltd.

The Agreement No. is (2004) 120.

Obligor agrees to guarantee the full payment of principal, interest, expenses and other amounts owed by the Debtor to Obligee for a borrowing amount of no more than RMB54,150,000.  The term of this Guaranty is from July 30, 2004 to July 30, 2006.  The Debtor may borrow one or more loans from Obligee during the term of this Guaranty without providing any additional guaranty to each loan.